UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):  August 3, 2015

Vista Outdoor Inc.
 (Exact name of registrant as specified in its charter)

Delaware	1-36597	47-1016855
(State or other	(Commission File Number)	(IRS Employer
jurisdiction		Identification
of incorporation)		No.)

938 University Park Boulevard, Suite 200 Clearfield, UT	84015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 779-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.          Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01 Regulation FD Disclosure. This information and Exhibit 99.1 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”).

In a preliminary offering memorandum dated August 3, 2015 (the “Preliminary Offering Memorandum”), distributed to prospective investors in connection with the proposed private notes offering described under Item 8.01 of this Current Report on Form 8-K, Vista Outdoor Inc. (the “Company”) disclosed certain information to prospective investors.  The following information, excerpted from the Preliminary Offering Memorandum, is furnished as Exhibit 99.1 to this report and incorporated by reference in this Item 7.01:

●	the sections of the Preliminary Offering Memorandum captioned “Offering Memorandum Summary” and “Summary Historical and Pro Forma Financial Information.”

In particular, the Company included in the Preliminary Offering Memorandum the following information pertaining to its preliminary first quarter results:

In connection with this offering, we are providing below preliminary financial results for our fiscal quarter ended July 5, 2015 (the “fiscal first quarter”). Our actual financial results for the fiscal first quarter have not yet been finalized by management or reviewed by our independent auditors. The preliminary results below are not a comprehensive statement of all financial results for the fiscal first quarter. Our actual results may differ from those provided below due to the completion of our financial closing procedures, application of final adjustments, review by our independent auditors and other developments that may arise between now and the time the financial results for the fiscal first quarter are finalized, and those differences may be material. We do not expect to update, publicly or otherwise, the following preliminary results, other than through the release of actual results when finalized.

We estimate that, for the fiscal first quarter:

●
Net sales were between $510 million and $515 million, consistent with our expectations, compared to sales of $566 million for the comparable prior-year period. We previously experienced a particularly large growth in demand for certain ammunition products that peaked in the first half of our fiscal year 2015. Lower market demand for those products has resulted in the decrease in sales in the most recent quarter as compared to the first quarter of our fiscal year 2015.

●
Adjusted EBITDA was between $75 million and $77 million, compared to Adjusted EBITDA of $88 million for the comparable prior-year period. Adjusted EBITDA for the prior-year period was calculated in the manner described in the sections entitled “Non-GAAP Financial Measures” and “Summary Historical and Pro Forma Financial Information” in this offering memorandum. The decrease in Adjusted EBITDA was a result of the decrease in sales and an increase in expenses to reflect public company costs, including stock-based compensation, additional selling and marketing investments, and transaction-related expenses.

●
Our cash balance at the end of our fiscal first quarter was approximately $180 million. This compares to a balance of $264 million at March 31, 2015, our fiscal 2015 year-end. The decrease in cash is a result of our typical seasonal investment in working capital, our share repurchase program and payments made on our long-term debt.

Item 8.01.          Other Events.

On August 3, 2015, the Company issued a press release announcing its intention to offer $300 million aggregate principal amount of senior notes due 2023 (the “Notes”) in a private offering, subject to market and other conditions. The August 3 press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

The Notes will not be registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The information contained in this Current Report on Form 8-K, including the exhibits hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the Notes or any other securities of the Company.

Item 9.01.          Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Excerpts from the sections of the Preliminary Offering Memorandum captioned “Offering Memorandum Summary” and “Summary Historical and Pro Forma Financial Information.*

99.2	Press Release of Vista Outdoor Inc., dated August 3, 2015.

*Furnished herewith.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Senior Vice President, General Counsel and Secretary

Date:  August 3, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Excerpts from the sections of the Preliminary Offering Memorandum captioned “Offering Memorandum Summary” and “Summary Historical and Pro Forma Financial Information.*

99.2	Press Release of Vista Outdoor Inc., dated August 3, 2015.

*Furnished herewith.